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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Manugistics Group, Inc. on Form S-8 of our reports dated April 8, 1996, except for Note 13, as to which the date is May 24, 1996, appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. for the year ended February
29, 1996.





DELOITTE & TOUCHE LLP
Washington, D.C.
August 2, 1996